 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 2000

                                  REGISTRATION STATEMENT NO. 333 -________

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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-3
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                   AMERICREDIT FINANCIAL SERVICES, INC.
          (Exact Name of Registrant as specified in its Charter)

       DELAWARE                  801 CHERRY STREET               75-2439888
(State of Incorporation)     FORT WORTH, TEXAS  76102          (IRS Employer
                         (Address of Principal Executive     Identification No.)
                              Office of Registrant)

                              CHRIS A. CHOATE, ESQ.
                                AMERICREDIT CORP.
                                801 CHERRY STREET
                             FORT WORTH, TEXAS 76102
     (Name, Address and Telephone Number, including area code, of Agent for
                                    Service)

                                    COPY TO:
                              CHRIS DIANGELO, ESQ.
                              DEWEY BALLANTINE LLP
                           1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. /X/ 333-84155

      If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. /_/

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/


                     CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------
                                        PROPOSED
                          AMOUNT TO BE  MAXIMUM          PROPOSED MAXIMUM     AMOUNT OF
TITLE OF SECURITIES       REGISTERED    AGGREGATE PRICE  AGGREGATE OFFERING   REGISTRATION
BEING REGISTERED          (1)           PER UNIT(2)      PRICE(2)             FEE(3)(4)
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Auto Receivables Asset    $1,390,869,823   100%          $1,390,869,823       $367,189.63
Backed Securities
------------------------------------------------------------------------------------------

(1) This Registration Statement relates to the Registrants' Registration Statement on Form S-3 (Registration No. 333-84155) (the "Prior Registration Statement"). In accordance with Rule 462(b) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the amount of securities eligible to be sold under the Prior Registration Statement ($1,159,058,186) is carried forward to this Registration Statement and an additional amount of securities equal to 20% of such amount ($231,811,637) is registered hereby.

(2)      Estimated solely for the purpose of calculating the registration fee.

(3)      Paid by wire transfer on October 4, 2000.

(4) The filing fee of $61,198.27 is paid pursuant to this Registration Statement. The remaining $305,991.36 of such amount is attributable to the amount carried forward from the Prior Registration Statement, for which a fee was paid with the Prior Registration Statement.

                        --------------------------

      IN ACCORDANCE WITH RULE 462(B) OF THE SECURITIES AND EXCHANGE COMMISSION'S RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT INCORPORATES BY REFERENCE THE REGISTRANTS' REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-84155) TO WHICH THIS REGISTRATION STATEMENT RELATES.


================================================================================

                                SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on the 4th day of October, 2000.


                         AMERICREDIT FINANCIAL SERVICES, INC.


                           By /s/ Michael R. Barrington
                              ---------------------------------------
                              Michael R. Barrington
                              Director, Chairman of the Board,
                              Chief Executive Officer and President



            The Registrant reasonably believes that the security ratings to be assigned to the securities registered hereunder will make the securities "investment grade securities" pursuant to Transaction Requirement B.2 of Form S-3, prior to the sale of such securities.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                     TITLE                      DATE
         ---------                     -----                      ----

/s/ Michael R. Barrington   Director, Chairman of the        October 4, 2000
--------------------------  Board, Chief Executive
Michael R. Barrington       Officer and President
                            (Principal Executive
                            Officer)

/s/ Daniel E. Berce         Director, Vice Chairman and      October 4, 2000
--------------------------  Chief Financial Officer
Daniel E. Berce             (Principal Financial
                            Officer and Principal
                            Accounting Officer)

/s/ Edward H. Esstman       Director, Vice Chairman,         October 4, 2000
--------------------------  President and Chief
Edward H. Esstman           Operating Officer, Dealer
                            Services

                              EXHIBIT INDEX


EXHIBIT

  1.1   - Form  of  Underwriting   Agreement  --  Notes   (incorporated  by
          reference to Exhibit 1.1 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620).

  1.2 - Form of Underwriting Agreement -- Certificates (incorporated by reference to Exhibit 1.2 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620).

  3.1 - Articles of Incorporation of the Sponsor (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620).

  3.2   - Bylaws of the  Sponsor  (incorporated  by  reference  to Exhibit
          3.2 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620).

  4.1 - Form of Indenture between the Trust and the Indenture Trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620).

  4.2 - Form of Indenture between the Sponsor and the Indenture Trustee (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 (Reg. No.
          33-98620).

  4.3   - Form  of  Pooling  and  Servicing  Agreement   (incorporated  by
          reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620).

  4.4   - Form of Trust  Agreement  (incorporated  by reference to Exhibit
          4.4 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620).

  5.1   - Opinion of Dewey Ballantine with respect to legality.*

  8.1   - Opinion of Dewey Ballantine with respect to tax matters.*

 10.1 - Form of Receivables Acquisition Agreement (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620).

 23.1   - Consent of Dewey Ballantine (included in Exhibits 5.1 and 8.1).

  *     Filed herewith.